 Exhibit 99.1

ARAX Launches Ping Exchange: A Milestone in Digital
Asset Management and Identity & AML Verification

NEWS PROVIDED BY

Arax Holdings Corp

ARAX unveiled its highly anticipated Ping Exchange. This marks a significant advancement in the world of fully compliant digital asset trading and tokenization.

Arax Holdings Corp (OTCBB:ARAT)

“The Ping Exchange, with its seamless integration with the CorePass Digital Identity platform, is a game-changer that marks the dawn of a new era in the FinTech and asset management industry.”

— Michael Loubser, CEO, ARAX Holdings Corp.

NEW YORK, NY, USA, January 5, 2024 -- ARAX Holdings Corp., a leading blockchain-based software innovator in the digital asset management industry, is thrilled to announce the launch of its most anticipated product, the Ping Exchange. As a part of the Core Business Holdings Ecosystem, a wholly owned affiliate of ARAX, the Ping Exchange will revolutionize the world of real-world asset tokenization and soon its digital attributes enabler to be integrated into the CorePass decentralized digital identity verification platform.

The Ping Exchange, an affiliate of Core Business Holdings, is a digital asset settlement platform for digital assets and real-world assets that have been tokenized using the Core Tokenization and Smart Contract Platform. ARAX's software provides unparalleled capabilities in Digital Asset Management, introducing innovative methods for managing digital attributes connected to the CorePass Digital Identity authentication platform.

"ARAX Holdings Corp. is redefining the boundaries of digital asset management and identity verification," says Michael Loubser, CEO of ARAX. "The Ping Exchange, with its seamless integration with the CorePass Digital Identity platform, is a game-changer that marks the dawn of a new era in the FinTech and asset management industry."

Acting as a decentralized digital identity enabler with verifiable digital attributes in a secure management and settlement ecosystem, CorePass facilitates cost-effective, efficient identity verification and compliance processes. With ARAX's soon-to-be-deployed digital asset enabler software integrated with CorePass, organizations will be able to automate and digitize identity verification associated with digital attributes, streamlining KYC and AML compliance and guaranteeing GDPR, CPA, CCPA, and user data compliance across jurisdictions.

ARAX's CEO, Michael Loubser, further mentioned that "ARAX’s revolutionary approach to digital asset management and identity verification is set to transform the digital landscape. The launch of Ping Exchange is a testament to ARAX's commitment to spearheading innovation in the commercialization of the decentralized blockchain industry into everyday life."

The Ping Exchange, a hybrid exchange software built by ARAX and its affiliate Core Business Holdings using Core Blockchain technology, was launched on December 31, 2023, at 7.15 pm Central European Time. For more details and to stay updated on the latest news from ARAX Holdings Corp., please visit https://arax.cc.

About ARAX Holdings Corp.

ARAX Holdings Corp. is a leader in the Software-as-a-Service industry of blockchain-based digital asset management. The company is dedicated to revolutionizing the way we manage and authenticate digital assets. With a focus on security, transparency, and efficiency, ARAX consistently delivers innovative solutions in the realm of digital asset management.

For media inquiries, please contact:

Email Address: press@arax.cc

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this report may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). All statements that are not historical facts are “forward-looking statements.” The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe harbor" provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Investors should consider this cautionary statement and furthermore, no assurance can be made that the transaction described in this Report will be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

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https://youtu.be/qfa1sp3uc98
Ping Exchange - Take Control of your Assets (Official Video)